Exhibit 99.1

Intermec, Inc. 6001 36th Avenue West Everett, WA 98203-1264 www.intermec.com

FOR IMMEDIATE RELEASE

INTERMEC ANNOUNCES RESTRUCTURING PLAN

EVERETT, Wash. – June 12, 2012 – Intermec, Inc., (NYSE: IN), today announced a corporate restructuring plan to better align its cost structure with its current and anticipated needs by lowering costs primarily in North America and Europe. The restructuring plan seeks to lower the company’s general and administrative and support costs while limiting the impact on research and development and global sales operations, especially in higher growth regions such as Asia, Latin America, Middle East and Eastern Europe.

“These are difficult business decisions that I realize directly affect many people,” said Intermec chief executive officer Allen Lauer. “However, the new cost structure better positions us to execute our strategy. Our management team and I are committed to realizing the benefits of this restructuring as early as the third quarter of this year.”

The company expects to eliminate approximately 170 positions or 7% of its global workforce and will record total one-time employee separation expenses and related costs of approximately $8 million to $9 million on a pre-tax basis. Approximately $6 million to $7 million of these restructuring costs will be recorded in the second quarter of 2012. The company anticipates that the restructuring will generate annual cost savings of approximately $19 million to $21 million.

Investments the company has made to expand its solutions strategy, including the acquisition of Vocollect which is not directly impacted by the restructuring plan, continue to perform in-line with expectations. Intermec will continue to be a highly competitive player in its targeted deployment environments developing products, services and technologies that identify, track and manage supply chain assets and information, for its many global customers.

About Intermec:

Intermec Inc. (NYSE:IN) develops and integrates products, services and technologies that identify, track and manage supply chain assets and information. Core technologies include rugged mobile computing and data collection systems, voice solutions that increase business performance, bar code printers, label media, and RFID. The company’s products and services are used by customers in many industries worldwide to improve the productivity, quality and responsiveness of business operations. For more information about Intermec, visit www.intermec.com or call 800-347-2636.

Contacts:

For Media:

Nikolett Bacso

425-348-2656

For Investors:

Dan Evans

425-267-2975

Forward-Looking Statements

Statements made in this release and any related statements that express Intermec’s or our management’s intentions, hopes, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements regarding: the potential financial or other benefits to be realized from this plan of restructuring, the amount or timing of such benefits, our management succession, our view of our financial or business prospects for the future, our view of general economic and market conditions, our sales, revenue, expense, earnings or financial outlook for any quarterly period of 2012, the full-year of 2012, the current period or any other period, our impairment analysis for goodwill and long-lived assets, our deferred tax valuation allowances, the applicability and results of accounting policies and analyses used in our financial reporting, the necessity to update information in our periodic or other required reports, our cost reduction plans, and our ability to develop, produce, market or sell our products, either directly or through third parties, to reduce or control expenses, to improve efficiency, to realign resources, or to continue operational improvement and year-over-year or sequential growth, and the potential benefits resulting from acquired businesses. When used in this document and in documents it refers to, the words “anticipate,” “believe,” “will,” “intend,” “project” and “expect” and similar expressions as they relate to us or our management are intended to identify such forward-looking statements. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change.

Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties, which may cause our actual results to differ materially from those discussed in a forward-looking statement. Such risk factors also include, but are not limited to, risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission including, but not limited to, our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, which are available, among other places, on our website at www.intermec.com.